MANAGEMENT SERVICES AGREEMENT

                                     between

                          Canadian Digital Network Inc.

                                       and

                          Fortunet IM Technologies Inc.
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                               TABLE OF CONTENTS

PART 1: INTERPRETATION .....................................................  1

  DEFINITIONS ..............................................................  1
  PROPER LAW OF AGREEMENT ..................................................  2

PART 2: APPOINTMENT AND DUTIES OF MANAGER ..................................  2

  APPOINTMENT OF MANAGER ...................................................  2
  TERM OF APPOINTMENT ......................................................  2
  MANAGEMENT SERVICES ......................................................  2
  NON-EXCLUSIVITY ..........................................................  3

PART 3: MANAGEMENT FEES AND EXPENSES .......................................  3

  MANAGEMENT FEES ..........................................................  3
  PAYMENT DATES ............................................................  3
  EXPENSES RELATING TO PROVISION OF MANAGEMENT SERVICES ....................  3
  INDEMNITY OF MANAGER .....................................................  4
  INDEMNITY OF COMPANY .....................................................  4

PART 4: RELATIONSHIP OF THE PARTIES ........................................  4

  AGENCY ...................................................................  4
  STATUS OF OFFICERS AND EMPLOYEES .........................................  5

PART 5: TERMINATION ........................................................  5

  BY AGREEMENT .............................................................  5
  DEFAULT BY MANAGER .......................................................  5
  DEFAULT BY COMPANY .......................................................  6

PART 6: CONFIDENTIALITY ....................................................  6

  CONFIDENTIAL INFORMATION .................................................  6
  NON-DISCLOSURE ...........................................................  7
  OBLIGATIONS OF TERMINATION ...............................................  7
  CORPORATE PROPERTY .......................................................  7

PART 7: NOTICE .............................................................  8

  GIVING NOTICE ............................................................  8
  RECEIPT OF NOTICE ........................................................  8
  CHANGE OF ADDRESS ........................................................  8

PART 8: GENERAL PROVISIONS .................................................  9

  AMENDMENTS AND WAIVERS ...................................................  9
  ASSIGNMENT ...............................................................  9
  TIME OF ESSENCE ..........................................................  9
  ENTIRE AGREEMENT .........................................................  9
  COUNTERPARTS .............................................................  9

SCHEDULE "A" ............................................................... 10

SCHEDULE "B" ............................................................... 13
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                         MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT made as of the 15th day of April, 1998

BETWEEN:

            Canadian Digital Network Inc. a corporation incorporated under the laws of Canada and having an office at 2350 - 1177 West Hastings Street, Vancouver, British Columbia V6E 2K3

            (the "Manager)

AND:

            Fortunet Communications Technologies Inc. a corporation incorporated under the laws of the state of Delaware USA, and having a business office located at 640 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6

            (the "Company")

WHEREAS:

(A) The Manager is in the business of providing senior executive management and consulting services to the communications industry including business entities similar to the Company; and

(B) The Company wishes to retain the services of the Manager on the terms provided in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the sufficiency and receipt of which is acknowledged by all the parties hereto, the parties hereto covenant and agree as follows:

                             PART 1: INTERPRETATION

Definitions

1.1 In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

            Board means the board of directors of the Company from time to time;

            Business means the principal business of the Company, which includes but is not limited to the provision of long distance internet telephony services.


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            Business Day means a day other than a Saturday, Sunday or a statutory holiday in British Columbia;

            Effective Date means April 15th, 1998; and

            Management Services means the services described in ss.2.3 hereof.

            Proper Law of Agreement

1.2 This Agreement is governed by and construed in accordance with the laws of the Province of British Columbia.

                    PART 2: APPOINTMENT AND DUTIES OF MANAGER

Appointment of Manager

2.1 The Company hereby appoints the Manager to perform the Management Services and the Manager hereby accepts the Appointment on the terms and conditions hereinafter set out.

Term of Appointment

2.2 The Manager will provide the Management Services to the Company for a period commencing on the Effective Date for an initial term of two years and continuing thereafter without a term until terminated by either party, for any reason, on the giving of not less than 90 days written notice to the other party.

Management Services

2.3 The Management Services to be provided by the Manager to the Company will consist of the duties and responsibilities more particularly described in Schedule "A" hereto attached and any other activities deemed appropriate by the Board. The Management Services will be provided by such officers and employees of the Manager as it shall, in its absolute discretion, deem necessary.

The Manager shall and shall cause its officers and employees to:

      (a) exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in comparable circumstances;

      (b) act honestly and in good faith in what the Manager reasonably believes to be the best interests of the Company; and

      (c) generally use its best efforts to promote the business and interests of the Company.


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Non-Exclusivity

2.4 The Company acknowledges that the Manager provides services similar to the Management Services to other business entities and agrees that nothing in this Agreement obliges the Manager to devote all or substantially all of its human resources to the Company.

                      PART 3: MANAGEMENT FEES AND EXPENSES

Management Fees

3.1 In consideration of the Management Services, the Company will pay to the Manager during the Term, monthly management fee and additional compensation in the amounts provided in Schedule "B".

Payment Dates

3.2 Monthly Management fees payable pursuant to Section 3.1 will be paid by the Company to the Manager in bi-monthly installments on:

      (a) the 15th day of each month unless the 15th day of any month is not a Business Day, in which case, the next preceding Business Day; and

      (b) the last Business Day of each month.

Expenses Relating to Provision of Management Services

3.3 The parties acknowledge and agree that:

      (a) the Manager will supply office facilities, secretarial, accounting and administration services reasonably required to perform the Management Services at the office of the Manager in Vancouver, B.C. for the monthly amount set out in Schedule "B";

      (b) all salaries, benefits, consulting fees and other expenses relating to the operation of the Business on a day to day basis other than those Services provided by the officers and employees of the Manager identified in Schedule "A", shall be borne and be paid directly by the Company to such employees and consultants so required for the efficient operation of the Business; it being understood that the Manager shall be responsible only for strategic planning, senior management supervision and other activities as set out in Schedule "A";

      (c) all other costs incurred in operating and maintaining the Company's facilities in Vancouver such as local, cellular and long distance telephone expenses, office supplies, freight & courier, customs & duty, publications & manuals, trade show & conference fees, legal fees, accounting and audit fees or other professional or consulting fees will be borne by the Company, and the Manager will invoice the Company for these services on a monthly basis;


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      (d) should it become necessary or expedient under the circumstances for the Manager to incur out-of-pocket expenses in the course of providing the Management Services, the Company will promptly reimburse the Manager for such expenses upon presentation of expense receipts or other similar evidence that such expense has been incurred in connection with the provision of Management Services; and

      (e) the Manager will not be obliged to incur any out-of-pocket expenses in performing the Management Services outside Vancouver. Authorized travel, accommodation, and other reasonable expenses incurred in performing the services outside Vancouver will be borne by the Company;

Indemnity of Manager

3.4 The Company will indemnify and save harmless the Manager from and against any action, cause of action, suit, debt, cost, expense, claim or demand whatsoever at law or in equity resulting from the performance by the Manager of the Management Services provided that:

      (a) the act or omission with respect to which the Manager seeks indemnity was performed in accordance with the terms of this Agreement;

      (b) the foregoing indemnity will not extend to any negligence or wrongful act, omission or neglect of the Manager or any act or omission of the Manager outside the provisions of the Agreement or beyond the scope of the Manager's authority hereunder; and

      (c) notwithstanding the foregoing, if the liability for which the Manager seeks indemnity arises from an act or omission by an officer or employee of the Manager acting in the capacity of director or officer of the Company or arises by reason only that such officer or employee of the Manager is a director or officer of the Company, the Manager will only be indemnified to the extent that the Company would ordinarily have indemnified the Manager in those capacities were he an employee of the Company or a member of the Board otherwise than pursuant to this Agreement.

Indemnity of Company

3.5 The Manager will indemnify and save harmless the Company against all actions, suits, damages, losses or liabilities arising in whole or in part out of or in connection with the grossly negligent or unlawful performance of the Services hereunder.

                       PART 4: RELATIONSHIP OF THE PARTIES

Agency

4.1 In performing the Management Services, the Manager will, to that extent, be the authorized agent of the Company, subject always to the ultimate authority of the Board to


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control and direct the Company's affairs and nothing in this Agreement will be construed to create between the Manager and the Company:

      (a) a relationship of principal and agent exceeding in scope that which is necessary to give effect to the spirit and intent of this Agreement; or

      (b) a relationship as employees, joint venturers, partners or members of a joint enterprise;

it being the intent of this Agreement that the Manager is otherwise engaged by the Company as an independent contractor.

Status of Officers and Employees

4.2 Under no circumstances will any officers or employees of the Manager, or any of them, be construed as employees of the Company, notwithstanding that, as an incident to the performance of the Management Services, such officers or employees of the Manager may act as directors and officers of the Company and the parties acknowledge that:

      (a) all of the Company's remunerative obligations under this Agreement are owed to the Manager and not to any individual officer or employee of the Manager; and

      (b) the Manager will be solely responsible for compensating its officers or employees in lieu of any salaries, wages, bonuses or other benefits which would otherwise have been payable by the Company were such officers or employees performing services similar to the Management Services as employees of the Company.

                               PART 5: TERMINATION

By Agreement

5.1 The parties may terminate the Appointment by mutual agreement at any time.

Default by Manager

5.2 The Company may, at its option, immediately terminate this Agreement:

      (a) without notice upon the occurrence of any fraudulent or grossly negligent conduct on the part of the Manager while acting in any capacity on behalf of the Company;

      (b) if the Manager is wound up or ceases to exist;

      (c) if the Manager files a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy or insolvency law;


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      (d) upon the consent by the Manager to an involuntary petition in bankruptcy or the failure to act immediately upon entry thereof or any order approving an involuntary petition in respect of the Manager;

      (e) upon the appointment of a receiver or a receiver-manager for all or substantially all of the Manager's property; or

      (f) if the Manager fails to provide the services agreed to be provided under this Agreement and such failure continues for 30 days after the Company has, in writing, demanded that such failure be cured.

Default by Company

5.3 The Manager may, at its option, immediately terminate this Agreement without notice upon the occurrence of any of the following:

      (a) any fraudulent or grossly negligent conduct by the Company;

      (b) the failure by the Company to pay monies to the Manager required to be paid hereunder for a period of forty-five (45) days after such monies become payable;

      (c) the filing by the Company of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy or insolvency law;

      (d) the consent by the Company to an involuntary petition in bankruptcy or the failure to act immediately upon entry thereof of any order approving an involuntary petition in respect of the Company; or

      (e) the appointment of a receiver or a receiver-manager for all or substantially all of the Company's property.

whereupon the management fees, allowances, benefits and other monies which would otherwise have been payable pursuant to Part 3 hereof had the Appointment remained in effect for the balance of the Term will become immediately due and payable as a lump sum.

                             PART 6: CONFIDENTIALITY

Confidential Information

6.1 As used herein, "Confidential Information" shall mean any information relating to the private or confidential affairs of the Company, or their respective suppliers, customers, business contacts or counter-parties or relating to any secrets of the Company, or their respective customers including, but not limited to:

      (a) information relating to sales, profit margins, pricing methods, plans and strategies, and any other unpublished financial, marketing or pricing information;


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      (b) proprietary information, trade secrets and know-how;

      (c) customer lists, agreements with key customers (or any of the terms or conditions thereof) and detailed information regarding customers' requirements or business plans; and

      (d) specific business, research and new product plans and objectives.

Non-Disclosure

6.2 The Manager covenants and agrees with the Company that it will not, either during the term of this Agreement or for a period of two (2) years following termination of this Agreement, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will it use, directly or indirectly, for any purpose other than the purposes of the Company, the private affairs of the Company or any Confidential Information which they may acquire during the term of this Agreement, unless the Manager shall be specifically ordered to do so by a court of competent jurisdiction.

Obligations of Termination

6.3 Upon termination of the Manager's Appointment, the Manager shall deliver to the Company all confidential documents, papers, plans, materials and property of or relating to the business and affairs of the Company which may then be in its possession or under its control, without keeping any copies or records thereof.

Corporate Property

6.4 The Manager agrees that:

      (a) its work in progress and work output during the Appointment in the provision of the Management Services; and

      (b) all information, knowledge and materials related exclusively to:

            (i) the client lists, accounts, business practices, methods, technology, know-how, intellectual property and goodwill of the Company; or

            (ii) the clients, suppliers or transactions of the Company; or

            (iii) the systems, programs, designs, strategies, ideas, products or services which during the Appointment the Manager alone or with others may devise, make, produce or conceive exclusively in connection with the business and affairs of the Company;

and all rights and interest therein and thereto including, without limitation, trade secrets, designs, plans, specifications, technical information and other proprietary rights shall be the property of the Company exclusively and the Manager hereby assigns to the Company and agrees that on request the Manager will hereafter assign to the Company all the Manager's


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right, title and interest therein and thereto. On termination of the
Appointment, the Manager shall immediately deliver up to the Company all documents, information, contracts, and other property which the Manager has under the Manager's control or in the Manager's possession which may be owned by or which may in any way relate to the business and affairs of the Company as acquired by or developed by the Manager in the provision of the Management Services pursuant to the Appointment only.

                                 PART 7: NOTICE

Giving Notice

7.1 Any notice, approval or other communication required or permitted to be given hereunder ("Notice") will be in writing and will be personally delivered, sent by pre-paid registered mail or by facsimile:

            in the case of the Manager, to:

                  Canadian Digital Network Inc.
                  2350 - 1177 West Hastings Street
                  Vancouver, British Columbia, V6E 2K3
                  Fax: (604) 685-7832
                  Attention: Ian D. Robertson

            in the case of the Company, to:

                  Fortunet IM Technologies Inc.
                  640 -- 625 Howe Street
                  Vancouver, British Columbia, V6C 2T6

Receipt of Notice

7.2 Any Notice so given will be deemed conclusively to have been given and received:

      (a) if personally delivered, on the date of delivery;

      (b) if sent by pre-paid registered mail, on the third (3rd) Business Day following the date of mailing, provided that for such purposes no day during which there is a strike or other occurrence which interferes with normal mail service will be considered a Business Day; or

      (c) if sent by facsimile, on the next Business Day following the day of transmission.

Change of Address

7.3 Each of the parties may from time to time change its address for service by Notice to the other party.


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                           PART 8: GENERAL PROVISIONS

Amendments and Waivers

8.1 No amendment, waiver or early termination of this Agreement is binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement is deemed or will constitute a waiver of any other provision nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

Assignment

8.2 This Agreement is not capable of assignment by the Manager. The Company shall be entitled upon prior written notice but without the Manager's consent to assign all its rights and interest in this Agreement to a corporation as part of a transfer of all or substantially all its assets to another corporation, and the Manager agrees to be retained by and to serve the assignee on the terms and conditions as set out in or referred to in this Agreement.

Time of Essence

8.3 Time is of the essence in the performance of the respective obligations of the parties to this Agreement.

Entire Agreement

8.4 This Agreement constitutes the entire agreement between the parties and supercedes all previous agreements and understandings between the parties in any way relating to the subject matter hereof.

Counterparts

8.5 This Agreement may be executed in counterparts, which together shall be deemed to constitute one agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

CANADIAN DIGITAL NETWORK INC.                FORTUNET IM TECHNOLOGIES INC.


By: /s/ Ian D. Robertson                     By: /s/ [ILLEGIBLE]
    ---------------------------------            -------------------------------
    Ian D. Robertson, President & CEO            Director


By: /s/ Ian C. Hand
    ---------------------------------
    Ian C. Hand, Vice President & CFO


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                                  SCHEDULE "A"

Management Services

The services to be provided by the Manager to the Company shall include:

1. formulating business plans for the review and approval of the Board and devising medium and long term strategies to enhance the efficiency and productivity of the Business and the profitability of the Company;

2. supervising the implementation of those corporate and business planning strategies, in consultation with the Board, most advantageous to the Company and the Business under applicable laws;

3. supervising the activities of senior management personnel and engaging, re-assigning or terminating the employment of such personnel on a discretionary basis but subject to Board approval in the case of Company officers;

4. negotiating, under the direction of the Board, and with the assistance of professional advisors, if necessary, all material contracts to be entered into by the Company;

5. reviewing and generally supervising the Company's activities and the operations comprising the Business for the purpose of ensuring that the Company is in substantial compliance with:

      (i) all applicable laws, statutes, orders, rules, regulations and policies of governmental authorities; and

      (ii) its obligations under any trust deed, debenture, mortgage, lease, security agreement or other material contract;

6. reporting to the Board any failure by the Company to comply with applicable laws or perform its contractual obligations if such failure can reasonably be expected to adversely affect the Company's financial condition or its ability to carry on the Business;

7.    liaising with and instructing the Company's professional advisors;

      (i) on a discretionary basis, with respect to those legal and non-financial business matters arising in the ordinary course of the Business which require professional advice;

      (ii) in consultation with the Board, with respect to the structuring and implementation of the legal and non-financial business aspects of any material transaction to which the Company is a party; and

      (iii) in consultation with the Board, with respect to the formulation and implementation of those corporate and business planning strategies most advantageous to the Company and the Business under applicable laws.


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8.    maintaining and enhancing the Company's relationship with its major suppliers, employees and key customers and developing, in consultation with the Board, new relationships on behalf of the Company with other persons that may be of material advantage to the Company and the Business;

9. preparing financial models, budgets and statements for the review and approval of the Board and devising medium and long term strategies to enhance the efficiency and productivity of the Business and the profitability of the Company;

10. assisting the Board in arranging adequate debt and equity financing facilities with financial institutions, financiers, private investors, investment dealers or others to meet the short, medium and long term financial needs of the Company as and when such needs arise. Such assistance will include the attendance of one or all of Ian D. Robertson, Barry Duggan or Ian C. Hand at meetings with prospective investors or financiers of the Company as may be reasonably requested by the board from time to time;

11. maintaining and enhancing the Company's relationship with its bankers, security holders and other creditors and developing, in consultation with the Board, new relationships on behalf of the Company with other persons that may be of material advantage to the Company in meeting its present and future financing needs;

12. preparing marketing, sales and advertising plans and their associated budgets for the review and approval of the Board and assisting in efforts to enhance the productivity and profitability of the Company;

13. supervising the implementation of the Company's marketing, sales and advertising plans;

14. assisting in the establishment and maintenance of the Company's sales and marketing policies and practices as well as tracking, measuring and reporting on the various business development initiatives undertaken by the Company;

15. assisting in the enhancement and maintenance of the Company's corporate image and reputation through the development and management of all Company logos, trademarks and proprietary advertising slogans, as well as by managing all other aspects of corporate communications, including but not limited to acting as the Company's official spokesperson;

16. supervising the preparation of annual and other operations plans and their associated budgets for the review and approval of the Board;

17. assisting the Board in establishing and maintaining the Company's operating policies and practices as well as tracking, measuring and reporting on the various operating initiatives and programs undertaken by the Company;

18. supervising the activities of operations management personnel and engaging, reassigning or terminating the employment of such personnel on a discretionary basis, but subject to the approval of the Board;


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19.   preparing a Internet Telephony engineering and deployment plan and an associated budget for the review and approval of the Board;

20. assisting in the planning of and managing the subsequent implementation of the Company's Internet telephony system including both Gateway Systems and Network Elements as directed by the Board;

21. supervising the establishment and maintenance of the Company's Network engineering procedures and practices as well as tracking, measuring and reporting on the various networks and gateways deployed and operated by the Company;

22. supervising the activities of technical personnel, but engaging, reassigning or terminating the employment of such personnel subject to the approval of the Board;

It is understood that in the performance of the Management Services the Manager will provide the services of Ian D. Robertson, Ian C. Hand, Barry Duggan, Don Iannucci, George Burnes and D. Kelly Daniels in such capacities and for such amount of time as the Manager shall deem appropriate for the efficient operation of the Business. It is expected that collectively the services of these officers and employees of the Manager provided to the Company will be, on average, 240 hours per month in aggregate.


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                                  SCHEDULE "B"

Monthly Fees

The monthly management fees payable by the Company to the Manager during the Term will be $20,000 United States plus GST.

Stock

In consideration of the execution of this agreement the Company will issue in the name of the Manager 1,000,000 Common shares in the capital stock of the Company. The stock will be issued for nominal consideration of $1.00

Options

Additional compensation will be paid by the Company to the Manager in the form of 1,000,000 options to purchase Common shares in the capital stock of the Company. The options will be issued in the name of such officers, employees, consultants or service providers as designated by Canadian Digital Network Inc.'s Board of Directors. The issue price of these options, as well as the terms of the option agreement will be determined between the Company and the Manager in accordance with prevailing securities law.


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